UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

EUROPEAN WAX CENTER, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40714	86-3150064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, 3rd Floor Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 264-8123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EWCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2023, the Company announced the appointment of Andrea Wasserman as Chief Commercial Officer (“CCO”) of the Company, effective May 30, 2023.

Ms. Wasserman, age 44, was most recently a Managing Director for Connected Commerce at JPMorgan Chase where she focused on growing revenue via B2C marketing and B2B partnerships. From 2018 to 2021 she held several leadership roles at Verizon, including Head of Global Commerce at Verizon Media Group, and Vice President of Retail Experience at Verizon Consumer Group. Prior to Verizon, Ms. Wasserman was Senior Vice President, GM eCommerce at Hudson’s Bay and Lord & Taylor, Chief Executive Officer and Board Member at Sole Society, and held several leadership positions at Nordstrom, including General Manager, Weddings and Prom. She received her B.S. in Policy Analysis and Management from Cornell University, and her MBA from Columbia Business School.

The Board of Directors of the Company approved a grant of an equity award to Ms. Wasserman in connection with the appointment as CCO with a grant date fair value of $1,000,000. The grant will consist of restricted stock units (“RSUs”) and non-qualified stock options under the Company’s 2021 Omnibus Incentive Plan. The grant of RSUs and options will be made on Ms. Wasserman’s start date, May 30, 2023. The RSUs will vest in equal installments on each of the first three anniversaries of the date of grant, and the options will be exercisable on the third anniversary of the date of grant, with an expiration date of the tenth anniversary of the date of grant.

Ms. Wasserman does not have any family relationships with any director, officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There is no arrangement or understanding between Ms. Wasserman and any other person pursuant to which she was appointed CCO of the Company. There are no transactions involving Ms. Wasserman requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release in connection with the announcement of Ms. Wasserman’s appointment as CCO, a copy of which is furnished herewith as Exhibit 99.1.

All of the information included in this Item 7.01 the accompanying exhibit is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release announcing leadership updates, issued by European Wax Center, Inc. on May 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EUROPEAN WAX CENTER, INC.

Date: May 22, 2023	By:	/s/ GAVIN M. O'CONNOR
Name: Gavin M. O'Connor
Title: Chief Legal Officer, Chief Human Resources Officer and Corporate Secretary